Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Federal Realty Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common shares, $.01 par value per share	415(a)(6)	729,246	—	(2)			S-3	333-261971	January 3, 2022	$19,038.42(2)

	Total Offering Amounts					(2)		(2)

	Total Fees Previously Paid							(2)

	Total Fee Offsets							—

	Net Fee Due							(2)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant’s common shares of beneficial interest, $.01 par value per share (“Common Shares”), offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	This prospectus supplement includes only unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this prospectus supplement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 729,246 Common Shares that had been previously registered pursuant to the Registrant’s Registration Statement on Form S-3 filed on January 3, 2022 (File No. 333-261971) (the “2022 Registration Statement”) and were not sold thereunder.

The registrant’s predecessor (the “Predecessor”) filed a Registration Statement on Form S-3 on April 19, 2007 (Registration No. 333-142231), registering 1,165,065 Common Shares and paying a filing fee of $3,258.42. Of the Common Shares registered thereunder, 582,722 Common Shares were unsold and carried forward pursuant to Rule 415(a)(6) to the Predecessor’s Registration Statement on Form S-3 filed on April 14, 2010 (Registration No. 333-166060). Subsequently, 268,420 Common Shares unsold thereunder were carried forward pursuant to Rule 415(a)(6) to the Predecessor’s Registration Statement on Form S-3 filed on April 12, 2013 (Registration No. 333-187882) (the “2013 Registration Statement”).

On November 4, 2014, the Predecessor filed a Registration Statement on Form S-3 (Registration No. 333-199850) (the “2014 Registration Statement”), registering 632,033 Common Shares and paying a filing fee of $9,688.

On May 12, 2015, the Predecessor filed a Registration Statement on Form S-3 (Registration No. 333-204103), which carried forward pursuant to Rule 415(a)(6) 819,126 Common Shares that remained unsold under the 2013 Registration Statement and the 2014 Registration Statement, in addition to registering 98,472 previously unregistered Common Shares and paying a filing fee of $1,456. Of the Common Shares registered thereunder, 738,940 Common Shares were unsold and carried forward pursuant to Rule 415(a)(6) to the Predecessor’s Registration Statement on Form S-3 filed on May 3, 2017 (Registration No. 333-217607), in addition to 174,542 previously unregistered Common Shares, for which the Predecessor paid a filing fee of $2,661. Of the Common Shares registered thereunder, 848,390 were unsold and carried forward pursuant to Rule 415(a)(6) to the Predecessor’s Registration Statement on Form S-3 filed on May 9, 2018 (Registration No. 333-224087) (the “2018 Registration Statement”). On May 7, 2021, the Predecessor filed a Registration Statement on Form S-3 (Registration No. 333-288871) (the “2021 Registration Statement”), which registered 834,091 Common Shares, resulting in a total filing fee of $10,083. Of such Common Shares, 670,769 Common Shares were those that remained unsold under the 2018 Registration Statement, for which the Predecessor claimed a fee offset under Rule 457(p) of $8,108, resulting in a net filing fee payable of $1,975. On January 3, 2022 the Registrant filed the 2022 Registration Statement, which registered 799,623 Common Shares, consisting entirely of unsold Common Shares that had been registered on the 2021 Registration Statement, for which the Registrant claimed a fee offset under Rule 457(p).

The aggregate filing fees paid in connection with the Registration Statements listed above, totaling $19,038.42, will be applied to the securities registered pursuant to this prospectus supplement, which, as stated above, consist entirely of unsold securities that have been previously registered. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2022 Registration Statement are deemed terminated as of the date of this prospectus supplement.